UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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AEye, Inc.
(Name of Registrant as Specified In Its Charter)

Ransom P Wuller Valerie J Wuller Luis Dussan Pamela Bauer
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Fight Letter with Executive Summary and chart

Dear AEYE, Inc. Shareholder:

Executive Summary

It’s time for a change. Since going public in 2021 AEye has suffered a drop in market capitalization from $1.3 billion to $13 million, a loss of more than 99%. The Company’s two board nominees have had over three years to prove they are taking the company in the right direction and have shown the exact opposite. At the same time the Board and CEO compensation is far above industry standards and isn’t tied to performance.

The Founders Group members are incredibly knowledgeable, passionate, and well-connected in this industry, and are long time shareholders deeply frustrated with the lack of progress.

We have a plan to take AEye in a new direction, but we need your help to do it. AEye has cratered. It needs real change.

Please vote GREEN.

If you recently received AEye’s Contested Solicitation WHITE proxy card and their shareholder letter asking you to vote for their incumbent nominees at the Annual Meeting on May 15, 2025, DON’T DO IT.

Vote the GREEN proxy for the Founders Group nominees and the proposals to declassify the Board and cap authorized shares to limit dilution. Do not vote the Company’s white proxy, and if you have already, VOTE GREEN NOW to override it.

In their letter, the current Board and its Chairman and CEO call us “disgruntled former employees” seeking “vendetta.” Nothing could be further from the truth. The Founders Group — Ransom & Valerie Wuller, Luis Dussan, and Pamela Bauer — are current and long-time shareholders. We built AEye from a startup into a public company valued at $1.3 billion.

We are disgruntled Shareholders and YOU should be too.

The Company’s nominees, Timothy Dunn and Sue Zeifman, oversaw a 99% collapse in value. They now want another three years. PLEASE DON’T GIVE THEM YOUR VOTE.

Timeline of Management Missteps:

Late Oct. 2023 Fisch fires the leadership team managing a critical RFQ, the RFQ was lost
Nov. 2023 Earnings call. Fisch claims that the Continental- AEye relationship is the best it's ever been
Dec 2023, just a month after announcement, Continental cancels relationship with AEye???
The Board initiated a 50% dilution of shareholders selling close to 9 million shares and causing a collapse of the stock price to under $1
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Date	Event
Late Oct. 2023	CEO Matt Fisch fires the leadership team suddenly and without Board vote
Nov. 2023	Earnings call: Fisch claims Continental relationship is "the best it’s ever been"
Dec. 2023	Continental cancels relationship with AEye

Outside of the macro market volatility (all lidar companies were affected), AEye's decline continued toward zero — evidence of internal mismanagement, not external forces.

The original team achieved an IPO and was on track to win major RFQs. The current team has won none.

What’s at Stake

AEye’s Board and management team have overseen:

•	A drop in market capitalization from $1.3 billion to $13 million (2021–2025)

•	A 70%+ dilution of shareholder equity in just the last 16 months

•	Zero RFQ wins, a discontinued industrial sales effort (later reversed), and the loss of key partners, including Continental

•	Board and CEO bonuses and compensation, the last two years, equal to almost 75% of the Company’s current market value, despite no improvement in share price or fundamentals

This track record does not reflect shareholder alignment or sustainable leadership. Yet, the Board is now asking shareholders to support another 3-year term.

Who We Are

We are shareholders, founders, and long-time contributors to AEye’s vision and growth.

•	Ransom Wuller is AEye’s co-founder and first shareholder. He served as CFO, General Counsel, and Director. With a background as a CPA, JD, and MBA, he helped guide AEye from inception to a $1.3 billion public company. He has remained actively engaged in the Lidar and autonomous systems industry.

•	Luis Dussan, AEye’s founding CEO and Chief Technology Officer, led the development of the Company’s software-defined Lidar platform. He was responsible for securing early strategic partners and customers and helped position AEye as a recognized category innovator.

•	Valerie Wuller and Pamela Bauer, early, long-term material shareholders of AEye.

Ransom, Luis, Valerie and Pamela remain material shareholders who care deeply about the Company’s long-term success and the investors who believed in it.

Management's personal attacks are desperate distractions.

•	Allegations about "personal vendettas" are false.

•	Claims about "past mismanagement" ignore the reality: we created a billion-dollar company.

•	Highlighting minor historical events (e.g., old pre-covid real estate leases) is a smokescreen from their catastrophic performance.

Who We’re Nominating

Ransom P. Wuller brings over four decades of legal, financial, and operational experience. His track record includes guiding early-stage companies through growth and helping AEye reach a billion-dollar valuation.

Pamela Bauer is an experienced operator with expertise in manufacturing, supply chain,

and global sales strategy. She brings a practical commercial perspective that the current Board lacks. As an early AEye investor, she is also committed to restoring shareholder confidence and oversight.

The current nominees, Tim Dunn and Sue Zeifman, have presided over the Company’s value collapse and escalating dilution. Ms. Zeifman chairs the Compensation Committee that approved excessive executive bonuses during this period. There is no indication that the current Board intends to change course.

What We Will Do

If elected, our nominees will pursue the following actions immediately:

•	Appoint an Independent Board Chair, replacing the current CEO-Chair dual role to strengthen oversight and good governance
•	Enforce pay-for-performance principles across the CEO, Board, and senior management
•	Implement a cap on Authorized Shares and prevent further dilution without clear value creation and/or shareholder input
•	Support investments and capital raises only when they include strategic benefit — not just cash
•	Ensure transparency in governance and strategic direction

This is not about disruption. It is about restoring discipline, transparency, and shareholder protection.

What This Means for Shareholders

Shareholders deserve:

•	Performance-linked compensation, not automatic bonuses
•	Clarity around capital allocation
•	A Board that acts in their interests, not just management’s
•	A strategic path that is accountable, transparent, and realistic

We are not “disgruntled former employees.” We are engaged shareholders with a long-term view, professional backgrounds, and a demonstrated commitment to value creation.

A billion-dollar valuation was achieved before the current leadership took over. The collapse happened under their watch, not ours.

What You Can Do Now

Vote the GREEN proxy card:

FOR Ransom P. Wuller and Pamela Bauer

FOR Declassifying the Board

FOR a Cap on Authorized Shares

Reject underperformance. Support oversight. Help AEye get back on track.

Sincerely,

The Founders Group

Ransom & Valerie Wuller

Luis Dussan

Pamela Bauer

If you have any questions or need assistance voting your GREEN card, please contact InvestorCom:

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